Exhibit 4
                                   ---------

                          EMMET, MARVIN & MARTIN, LLP

                             COUNSELLORS AT LAW


                                    120 BROADWAY                       177 MADISON AVENUE
WRITER'S DIRECT DIAL                                              MORRISTOWN, NEW JERSEY 07960
                              NEW YORK, NEW YORK 10271                      (973) 538-5600
                                      ------                             FAX: (973) 538-6448

                                  (212) 238-3000                      1351 WASHINGTON BOULEVARD
                                      ------                                 2ND FLOOR
                                FAX: (212) 238-3100               STAMFORD, CONNECTICUT 06902-4543
                             http://www.emmetmarvin.com               (203) 425-1400
                                                                      FAX: (203) 425-1410



                                               October 21, 2004




The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:  American Depositary Receipts for Common Shares, Par
     Value of 0.20 euros each, of VNU N.V.
     ---------------------------------------------------


Ladies and Gentlemen:

     We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Common Shares, par value of 0.20 euros each, of VNU N.V. for which you propose to act as Depositary.

     We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

     This opinion may be used by you as an exhibit to the Registration
Statement.

                                      Very truly yours,


                                      /s/ Emmet, Marvin & Martin, LLP
                                      -------------------------------
                                      EMMET, MARVIN & MARTIN, LLP